Texas Imperial Assumption Agreement

                            Exhibit IV.A.

                        Association Liability

     Exhibit IV.A. from the American Capitol assumption agreement contains the Association Liability information for the Medicare
Supplement Issue Age policies and, to that extent, is incorporated herein by reference.